UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 10, 2004

RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-07336	59-34862971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of Principal Executive Office) (Zip Code)

(321) 984-1414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure

On March 10, 2004, RELM Wireless Corporation (the “Company”) announced that it has reached an agreement to settle an 11-year-old lawsuit that was originally field against its predecessor, Adage Incorporated, in 1993 for $120,000 in cash and 6,452 restricted shares of its common stock.  This reduced previously announced earnings for the year and three month period ended December 31, 2003 by $140,000.  A copy of the press release dated March 10, 2004, describing the terms of the settlement by the Company is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by the Company on March 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

Date: March 12, 2004	By:	/s/ WILLIAM P. KELLY
William P. Kelly Executive Vice President – Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
99.1	Press Release issued by the Company on March 10, 2004